UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2005

Inovio Biomedical Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11494 Sorrento Valley Road, San Diego, California		92121-1318
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 597-6006

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2005, the registrant, as payee, and Verdas Invest Ltd. ("Verdas") and BayStar Capital II, L.P. ("Baystar"), each as payors, agreed to extend by two months the due date for payment of those certain promissory notes each dated January 10, 2005 in the principal amounts of $2,430,000 and $2,400,000 payable to the registrant by Verdas and Baystar, respectively (the "Notes"). The due date under the Notes was originally September 30, 2005 and as extended is now November 30, 2005. The Notes were two of three promissory notes delivered to the registrant by Verdas, Baystar and another "Purchaser" on January 10, 2005 in a transaction (the "Transaction") reported by the registrant in its Form 8-K dated and filed with the SEC on January 13, 2005.

As originally reported, the Note from Baystar received by the registrant in the Transaction (including the Note extended as discussed in this Report) is payable, at the election of Baystar, either in cash or with shares of the registrant’s Series C Cumulative Convertible Preferred Stock valued at the liquidation preference (as defined in the Certificate of Designations, Rights and Preferences of Series C Cumulative Convertible Preferred Stock of the registrant). Except for extending the due date of the Notes, no other change in the payment or other terms of the Notes was made.

Except for the relationship created by the Transaction, there is no material relationship between the registrant or its affiliates, and Verdas or Baystar.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Letter agreement dated September 30, 2005 between the registrant and Verdas extending due date of the Note.

99.2 Letter agreement dated September 30, 2005 between the registrant and Baystar extending due date of the Note.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inovio Biomedical Corporation

October 6, 2005	By:	/s/ Peter Kies

Name: Peter Kies
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Letter agreement dated September 30, 2005 between the registrant and Verdas extending due date of the Note.
99.2	Letter agreement dated September 30, 2005 between the registrant and Baystar extending due date of the Note.